SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund	Effective Date
Schwab International Index Fund	July 21, 1993
Schwab Small–Cap Index Fund	October 14, 1993
Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset Director–High Growth Fund)	September 25, 1995
Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset Director–Balanced Growth Fund)	September 25, 1995
Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset Director–Conservative Growth Fund)	September 25, 1995
Schwab S&P 500 Index Fund	February 28, 1996
Schwab Core Equity Fund (formerly known as Schwab Analytics Fund)	May 21, 1996
Laudus International MarketMasters Fund (formerly known as Schwab International MarketMasters Fund, Schwab MarketManager International Portfolio and Schwab OneSource Portfolios–International)	September 2, 1996
Laudus U.S. MarketMasters Fund (formerly known as Schwab U.S. MarketMasters Fund, Schwab MarketManager Growth Portfolio and Schwab OneSource Portfolios–Growth Allocation)	October 13, 1996
Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund, Laudus Balanced MarketMasters Fund, Schwab Balanced MarketMasters Fund, Schwab MarketManager Balanced Portfolio and Schwab OneSource Portfolios–Balanced Allocation)	October 13, 1996
Laudus Small-Cap MarketMasters Fund (formerly known as Schwab Small–Cap MarketMasters Fund, Schwab MarketManager Small Cap Portfolio and Schwab OneSource Portfolios–Small Company)	August 3, 1997
Schwab Institutional Select S&P 500 Fund (formerly known as Institutional Select S&P 500 Fund)	October 28, 1998
Schwab Total Stock Market Index Fund	April 15, 1999
Schwab Financial Services Fund (formerly known as Financial Services Focus Fund)	May 15, 2000
Schwab Health Care Fund (formerly known as Health Care Focus Fund)	May 15, 2000
Schwab Hedged Equity Fund	August 6, 2002
Schwab Small–Cap Equity Fund	May 19, 2003
Schwab Dividend Equity Fund	September 23, 2003
Schwab Premier Equity Fund	November 16, 2004
Schwab Target 2010 Fund	May 24, 2005
Schwab Target 2015 Fund	November 12, 2007
Schwab Target 2020 Fund	May 24, 2005

Schwab Target 2025 Fund	November 12, 2007
Schwab Target 2030 Fund	May 24, 2005
Schwab Target 2035 Fund	November 12, 2007
Schwab Target 2040 Fund	May 24, 2005
Schwab Retirement Income Fund	May 24, 2005
Schwab Large Cap Growth Fund	August 9, 2005
Schwab Fundamental US Large Company Index Fund	February 28, 2007
Schwab Fundamental US Small-Mid Company Index Fund	February 28, 2007
Schwab Fundamental International Large Company Index Fund	February 28, 2007
Schwab Fundamental Emerging Markets Index Fund	November 12, 2007
Schwab Fundamental International Small-Mid Company Index Fund	November 12, 2007
Schwab Monthly Income Fund - Moderate Payout	February 25, 2008
Schwab Monthly Income Fund - Enhanced Payout	February 25, 2008
Schwab Monthly Income Fund - Maximum Payout	February 25, 2008
Schwab International Core Equity Fund	February 25, 2008
Schwab Target 2045 Fund	January 14, 2013
Schwab Target 2050 Fund	January 14, 2013
Schwab Target 2055 Fund	January 14, 2013
Schwab Fundamental Global Real Estate Index Fund	September 3, 2014

SCHWAB CAPITAL TRUST		CHARLES SCHWAB & CO., INC.

By:	/s/ Omar Aguilar	By:	/s/ John Sturiale
Name:	Omar Aguilar	Name:	John Sturiale
Title:	Chief Investment Officer - Equities	Title:	Senior Vice President

Dated as of September 3, 2014